                                                                     Exhibit (i)

                           EDGAR MILES BRONFMAN TRUST

                         Trustees' Delegation of Power
                         to Sign on Behalf of the Trust

           WHEREAS,

           1. By an Indenture of Trust executed by Samuel Bronfman, as Donor, on May 1, 1942, before H. B. Herschorn, a Notary for the Province of Quebec, practicing in the City of Montreal, under No. 11,690 of his original Minutes and duly registered at the Registry Office for the Registration Division of Montreal under the number 523232, trusts were created for the benefit of Edgar Miles Bronfman and others (the "Edgar Miles Bronfman Trust"). The trusts under the Edgar Miles Bronfman Trust are listed on Schedule A hereto.

           2. Edgar M. Bronfman, Edgar Bronfman, Jr., Matthew Bronfman, Mildred Kalik, John S. Weinberg, and Mayo A. Shattuck III are the six currently acting Trustees of the Edgar Miles Bronfman Trust; and

           3. Each of the undersigned would like to delegate his or her power to sign documents to any one of the other Trustees.

           NOW, THEREFORE, each of the undersigned hereby delegates his or her power, as Trustee of the Edgar Miles Bronfman Trust, to sign any document, to any one of the other currently acting Trustees who is acting as a Trustee of the Edgar Miles Bronfman Trust at the time of signing on behalf of the delegator. Each Trustee to whom this power is given is authorized to execute on behalf of each of the undersigned, as


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                                                                               2

Trustee, all documents required to effectuate any decision of the Trustees.

           This delegation shall not be revoked, except by a written revocation that refers specifically to his delegation.

Dated:    November 29, 1999                  /s/   EDGAR MILES BRONFMAN
                                  ----------------------------------------------
                                                   Edgar Miles Bronfman

Dated:    October  20, 1999                  /s/   EDGAR BRONFMAN, JR.
                                  ----------------------------------------------
                                                   Edgar Bronfman, Jr.

Dated:    October  20, 1999                  /s/   MATTHEW BRONFMAN
                                  ----------------------------------------------
                                                   Matthew Bronfman

Dated:    October  20, 1999                  /s/   MILDRED KALIK
                                  ----------------------------------------------
                                                   Mildred Kalik

Dated:    October  20, 1999                  /s/   MAYO A. SHATTUCK III
                                  ----------------------------------------------
                                                   Mayo A. Shattuck III

Dated:    October  20, 1999                  /s/   JOHN S. WEINBERG
                                  ----------------------------------------------
                                                   John S. Weinberg


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                                                                               3

STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 29th day of November, 1999, before me personally came EDGAR MILES BRONFMAN, to me known and known to me to be the individual described in and who executed the foregoing instrument and he dully acknowledged to me that he executed the same.
                       /s/ FRANCES L. HOLBROOK
                     -----------------------------------------------------------
                              Notary Public




STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 20th day of October, 1999, before me personally came EDGAR BRONFMAN, JR., to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.
                       /s/ DAVID J. STOLL
                       ---------------------------------------------------------
                             Notary Public



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                                                                               4

STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 20th day of October, 1999 before me personally came MATTHEW BRONFMAN, to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.
                           /s/ DAVID J. STOLL
                     -----------------------------------------------------------
                              Notary Public



STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

          On this 20th day of October, 1999 before me personally came MILDRED KALIK, to me known and known to me to be the individual described in and who executed the foregoing instrument and she duly acknowledged to me that she executed the same.

                           /s/ DAVID J. STOLL
                     -----------------------------------------------------------
                              Notary Public





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                                                                               5

STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 20th day of October, 1999 before me personally came MAYO A. SHATTUCK III, to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.
                             /s/ David J. Stoll
                     -----------------------------------------------------------
                              Notary Public




STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 20th day of October, 1999 before me personally came JOHN S. WEINBERG, to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

                             /s/ David J. Stoll
                     -----------------------------------------------------------
                              Notary Public




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                                   SCHEDULE A

1)  EDGAR MILES BRONFMAN TRUST F/B/O EDGAR M. BRONFMAN

2)  EDGAR MILES BRONFMAN TRUST F/B/O SARA BRONFMAN

3)  EDGAR MILES BRONFMAN TRUST F/B/O SAMUEL BRONFMAN II

4)  EDGAR MILES BRONFMAN TRUST F/B/O MATTHEW BRONFMAN

5)  EDGAR MILES BRONFMAN TRUST F/B/O HOLLY BRONFMAN

6)  EDGAR MILES BRONFMAN TRUST F/B/O EDGAR BRONFMAN JR.

7)  EDGAR MILES BRONFMAN TRUST F/B/O CLARE BRONFMAN

8)  EDGAR MILES BRONFMAN TRUST F/B/O ADAM BRONFMAN


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                                                                               5

STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 20th day of October, 1999 before me personally came MAYO A. SHATTUCK III, to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.
                         /s/ DAVID J. STOLL
                     -----------------------------------------------------------
                              Notary Public





STATE OF NEW YORK      )
                       :   ss.:
COUNTY OF NEW YORK     )

           On this 20th day of October, 1999 before me personally came JOHN S. WEINBERG, to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.
                         /s/ DAVID J. STOLL
                     -----------------------------------------------------------
                              Notary Public